REFINITIV STREETEVENTS EDITED TRANSCRIPT SPPI.OQ - Q4 2020 Spectrum Pharmaceuticals Inc Earnings Call EVENT DATE/TIME: MARCH 30, 2021 / 8:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Francois J. Lebel Spectrum Pharmaceuticals, Inc. - Executive VP & Chief Medical Officer Joseph W. Turgeon Spectrum Pharmaceuticals, Inc. - President, CEO & Director Kurt A. Gustafson Spectrum Pharmaceuticals, Inc. - Executive VP & CFO Thomas J. Riga Spectrum Pharmaceuticals, Inc. - Executive VP, COO & Chief Commercial Officer C O N F E R E N C E C A L L P A R T I C I P A N T S Edward Patrick White H.C. Wainwright & Co, LLC, Research Division - MD of Equity Research & Senior Healthcare Analyst Emily Claudia Bodnar Cantor Fitzgerald & Co., Research Division - Research Analyst Maurice Thomas Raycroft Jefferies LLC, Research Division - Equity Analyst Reni John Benjamin JMP Securities LLC, Research Division - MD & Equity Research Analyst P R E S E N T A T I O N Operator Ladies and gentlemen, thank you for standing by, and welcome to the Spectrum Pharmaceuticals Fourth Quarter and Full Year 2020 Earnings Conference Call. (Operator Instructions) Please be advised that today's conference is being recorded. (Operator Instructions) I would now like to hand the conference over to your speaker today, Kurt Gustafson, Spectrum's Chief Financial Officer. Please go ahead. Kurt A. Gustafson - Spectrum Pharmaceuticals, Inc. - Executive VP & CFO Thank you, operator, and good afternoon to everyone. Thank you for joining us today for Spectrum Pharmaceuticals' Fourth Quarter and Full Year 2020 Financial Results Conference Call. Our fourth quarter and full year financial results press release was sent out earlier this afternoon and is available on our website at www.sppirx.com. Joining me on the call today from Spectrum Pharmaceuticals will be Joe Turgeon, President and CEO; and Dr. François Lebel, Chief Medical Officer; and Tom Riga, our Chief Operating Officer. Before we get started, I would like to reference the notice regarding forward-looking statements included in today's press release. This notice emphasizes the major uncertainties and risks inherent in the forward-looking statements that we will make this afternoon. These statements are not guarantees of future performance, and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or results expressed or implied by such forward-looking statements. With that, let me hand the call over to Joe Turgeon, CEO of Spectrum. Joseph W. Turgeon - Spectrum Pharmaceuticals, Inc. - President, CEO & Director Thank you, Kurt. Good afternoon, everybody, and thank you for joining us on the call today. We appreciate your interest in Spectrum, and I'm excited to be here. Spectrum has made great progress over the course of 2020, and that momentum is continuing in 2021, despite the challenges of pandemic and the impact it's had across the biopharma industry. Throughout 2020, the Spectrum team demonstrated dedication, creativity and focus to maintain our overall momentum, which allowed us to achieve a strong finish in 2020. 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 30, 2021 / 8:30PM, SPPI.OQ - Q4 2020 Spectrum Pharmaceuticals Inc Earnings Call

We achieved a number of important recent milestones that will form the basis for key activities in 2021. During the fourth quarter, we met with the FDA to review the filing strategy for the submission of an NDA for poziotinib based on the data from cohort 2 of our Phase II clinical trial, ZENITH20. This trial evaluated previously treated patients with non-small cell lung cancer with HER2 exon 20 insertion mutations. These positive results with HER2 exon 20 mutations demonstrated that poziotinib met the prespecified primary endpoint in these patients. Based on our discussions, we reached agreement with the FDA to proceed with the submission of a new drug application for poziotinib. Adding to this positive news is the recent fast track designation that was granted by the FDA for this indication. This is welcome news for Spectrum and for the patients with this devastating disease. We're currently preparing an NDA and look forward to a submission to the FDA later this year. Regarding ROLONTIS. The FDA is scheduled to perform the pre-approval inspection of our manufacturing facility in May. As you may recall, FDA informed us last year that it was deferring action on the BLA due to their inability to inspect the Hanmi Bioplant in South Korea as a result of travel restrictions related to the COVID-19 pandemic. Hanmi Pharmaceuticals is an experienced biopharmaceutical manufacturer with a world-class facility, and they're ready for this inspection. As a matter of fact, Hanmi has received recently approval for ROLONTIS in Korea, which further raises our confidence in their manufacturing readiness. In addition to advancing our late-stage clinical programs, we remain active with business development. In the fourth quarter, we entered into a licensing transaction for a new immuno-oncology asset. Our strategy is to build a portfolio of oncology assets that are synergistic with our existing products, and this is a great example of that strategy in action. Dr. François Lebel, our CMO, will have more to say about this later. I'm pleased and excited by our progress in our 2 lead clinical development programs and a further addition to our product portfolio. It shows the dedication of the Spectrum team to execute on our goals. I'm confident in our ability to meet our corporate objectives and advance our programs with the aspiration of bringing new treatments to the patients with cancer who need them. With that, I'd like to turn over the call to Dr. François Lebel, our CMO. Dr. François. Francois J. Lebel - Spectrum Pharmaceuticals, Inc. - Executive VP & Chief Medical Officer Good afternoon, everyone. It's good to be with you today for a brief update. I will begin with pozi update. Significant progress has been achieved in this quarter, in spite of the COVID-imposed constraints. Preparation for submission of our NDA under fast track designation is well underway and will be based on our positive data from cohort 2 of the ZENITH20 clinical trial. This important milestone is scheduled for later this year. As you know, there's no approved treatment for patients with HER2 exon 20 insertion mutation in non-small cell lung cancer, and we believe poziotinib has the potential to be first to market to address this area of great medical need. In early March, we presented data from our cohort 5 which is evaluating 10-, 12-, 16-milligram QD or 6- and 8-milligram BID dose. This preliminary data demonstrated improved tolerability and efficacy with 8-milligram BID dosing. We observed reduced dose interruption and lower incidence of grade 3 adverse events. This led to improved antitumor activity, which confirm our initial hypothesis. Since then, the data from patients with EGFR or HER2 has matured further. We continue to be very pleased with this additional data on BID dosing that will be presented at AACR in less than 2 weeks. Now let me shift to ROLONTIS. Our BLA for ROLONTIS is supported by robust clinical data from 2 large randomized clinical trials. Regarding the deferred action on our ROLONTIS filing that Joe mentioned, we believe that we have answered satisfactorily all questions from the FDA related to the review of the BLA. And we believe that the inspection represents the final step in the review process. We and our partner, Hanmi, are ready for the FDA pre-approval plant inspection that has been scheduled for May. Enrollment in our same-day dosing study with ROLONTIS continues. This is an exploratory study evaluating the dosing of ROLONTIS on the same-day as chemotherapy. Generally, white cell growth factors on the market today have to be given the day after chemotherapy, which can create logistical difficulties for patients. Following our initial safety evaluation examining dosing at 30 minutes, 3 hours, 5 hours, post chemotherapy with a total 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 30, 2021 / 8:30PM, SPPI.OQ - Q4 2020 Spectrum Pharmaceuticals Inc Earnings Call

of 9 patients, we are expanding enrollment in the 30-minute arm to 50 patients. We recently presented the results of the initial safety evaluation at the Miami Breast Cancer Meeting in early March and have a translational poster at AACR. Now let's turn to our emerging immuno-oncology pipeline. Starting with our focused interferon therapeutics program, or FIT. FIT consists of a fusion protein of an anti-CD20 antibody moiety, conjugated to alpha interferon. This fusion protein is directed against CD20-expressing B cells and is in Phase I dose-escalating study for treating patients with relapsed or refractory non-Hodgkin lymphoma, including diffuse large B-cell lymphoma. We recently presented data at ESMO an eroded model, suggesting higher activity then rituximab and a good safety profile. We now have sites open for enrollment. As Joe mentioned, we entered in a licensing transaction with TherapEx for a new immuno-oncology asset covering a proprietary product known as PCX12, an encapsulated control release IL-12 formulation. IL-12 is sometimes called the master regulator of the immune system and can enhance cytotoxic T cell and NK cell activity, which are important mediators of tumor killing. It has been shown in a number of solid tumors to reprogram the tumor microenvironment and reduce T-suppressive cell. This program is currently in preclinical development, and we will have more to say when we get closer to filing an IND. 2021 is a big year for Spectrum as we have key regulatory milestones and multiple data readouts. I look forward to providing you further updates on our progress throughout the year. With this, I will turn it over to Kurt for a review of our financials. Kurt A. Gustafson - Spectrum Pharmaceuticals, Inc. - Executive VP & CFO Thank you, François. Our SG&A expense for the fourth quarter of 2020 was $15.7 million versus $15.1 million in the previous year. R&D expense was $47.2 million versus $23.3 million. The increase in R&D expense relates primarily to a onetime charge of $28.2 million to write-down assets at our secondary source for ROLONTIS manufacturing facility. Much of this cost was related to equipment installation and validation processes which will not be recoverable, while the actual physical equipment was written down to fair market value. Approximately 3 years ago when we evaluated Hanmi's capacity at Bio Plant 1, there was a question about their ability to meet our peak demand forecast. As a result, we commissioned a second manufacturing source and invested significant capital at this facility. Since that time, a couple of things have happened. First, Hanmi has made great progress and invested in a brand-new, state-of-the-art facility in Bio Plant 2 that will greatly increase their capacity. The completion of this facility is ahead of schedule, and was constructed with investment in collaboration with large pharma partners and is now fully commissioned. Second, the time lines for our secondary manufacturer did not meet our expectations. And as a result, it was deemed unlikely to be a solution for us at peak demand. So as we evaluated the capabilities, risks and economics of these new manufacturers, we believe that the combination of Hanmi's Bio Plant 1 and Bio Plant 2 will provide the most efficient and cost-effective solution to our long-term supply needs. And as a result, we have made the decision to discontinue our work at the secondary manufacturing site, which is what's leading to this chart. This has no impact on near-term launch supplies. We currently have over 12 months of supply here in the U.S. ready for the launch. Moving on to other income expense. The gain in the fourth quarter was $12.9 million compared to a loss of $0.4 million in the period a year ago. The gain primarily relates to an increase in the value of our equity holdings in CASI Pharmaceuticals. Our net loss for the quarter from continuing operations was $49.9 million versus $40.2 million in the comparable period in 2019. On a non-GAAP basis, which primarily backs out onetime impairment charge, stock compensation costs and the change in value of our CASI securities, our loss for the quarter was $28.9 million versus $33.4 million in the prior year period. We ended the year with $180 million in cash plus marketable securities, which is down approximately $18 million from the previous quarter. Operating cash burn, which is a better measure of our ongoing cash outflow, was $33 million for the fourth quarter. This is consistent with where we have been the last few quarters. Also, in first quarter of 2021, we issued approximately $21 million of equity utilizing our ATM facility. This was at a time when we did not have clarity on the timing of the FDA inspection. We are now forecasting that our current cash position should provide sufficient runway to a ROLONTIS launch and poziotinib approval. With that, let me now hand the call back to Joe. 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 30, 2021 / 8:30PM, SPPI.OQ - Q4 2020 Spectrum Pharmaceuticals Inc Earnings Call

Joseph W. Turgeon - Spectrum Pharmaceuticals, Inc. - President, CEO & Director Thank you, Kurt, and thank you, Dr. François. I think you can see from everyone's remarks that Spectrum continues to make strong and steady progress on our pipeline. We look forward to the completion of the inspection of our ROLONTIS manufacturing facility. We'll update you later this year on the progress of our NDA for poziotinib and sharing results on our ongoing cohorts in the ZENITH20 clinical trial. Once again, I'd like to thank our entire team for their hard work and their dedication in these unprecedented times, and we look forward to keeping you informed on all of our future progress. With that, I'd like to open the call for questions. Operator, if you could open the call up, please? Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) Our first question comes from Maury Raycroft with Jefferies. Maurice Thomas Raycroft - Jefferies LLC, Research Division - Equity Analyst Congrats on the progress. First one is just on ROLONTIS. Kind of a naive question, but just wondering if you could provide more clarity into specific next steps after the inspection and what timing could look like there. And has FDA given you any feedback on the rest of your BLA filing, which includes the clinical data? Joseph W. Turgeon - Spectrum Pharmaceuticals, Inc. - President, CEO & Director Francois, do you want to comment on that? Francois J. Lebel - Spectrum Pharmaceuticals, Inc. - Executive VP & Chief Medical Officer Sure. So let me start with -- let's just say that when we got the deferral as opposed to a complete response, CRL, that usually indicates that the FDA is -- they're pausing their review. And the only step left, to our knowledge, is the inspection. We've had a lot of discussion with the FDA and all the other matters, and our understanding is that we have answered all their questions satisfactorily. So we believe the inspection is fundamentally the last step. As to the timing following an inspection, assuming that there is no issues, roughly, I think, a little more than a month probably is the ballpark figure. And maybe I'll pass it on to one of my colleagues to tell you about, I guess, launch activities, if that's what you're asking. Maurice Thomas Raycroft - Jefferies LLC, Research Division - Equity Analyst Sure. Yes, that would be great. If you want to go more into launch activity, that would be helpful as well. Joseph W. Turgeon - Spectrum Pharmaceuticals, Inc. - President, CEO & Director Yes. Tom, why don't you comment on your launch readiness? 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 30, 2021 / 8:30PM, SPPI.OQ - Q4 2020 Spectrum Pharmaceuticals Inc Earnings Call

Thomas J. Riga - Spectrum Pharmaceuticals, Inc. - Executive VP, COO & Chief Commercial Officer Maury, it's Tom. We're thrilled. We can't wait for this approval, and we're ready to launch. We will be out in force upon approval. We have the leadership team in place. We have a gated hiring of our sales reps, which the vast majority have been identified, and we will begin demand generation soon thereafter approval. And we're looking forward to this inspection in May. Maurice Thomas Raycroft - Jefferies LLC, Research Division - Equity Analyst Got it. Okay. That's helpful. And maybe one follow-up on AACR. Just wondering if you're going to break out cohort 5 patients by mutational status. And can you say how much follow-up and how many additional patients are going to be at AACR relative to the ESMO TAT update? Francois J. Lebel - Spectrum Pharmaceuticals, Inc. - Executive VP & Chief Medical Officer Right. Let me start with the nature of the communication. So we're going to be speaking on both EGFR and HER2 patients. And we'll be focusing on the dosing. So in other words, we're going to provide results and activity, anti-tumor activity as well as safety profile of the 10- to 12- and the 16-milligram as well as the 6 and 8 BID. So that's the focus for the initial communication. And we will actually be reporting in an excess of 100 patients total. Maurice Thomas Raycroft - Jefferies LLC, Research Division - Equity Analyst Great. Okay. And are you seeing anything on the amount of follow-up time for the patients? Francois J. Lebel - Spectrum Pharmaceuticals, Inc. - Executive VP & Chief Medical Officer Yes. Well, the follow-up will vary simply because we're -- we'll be reporting. These are all very fresh results. So obviously, there's going to be more detail at AACR. But at this time, I will just say that the -- we are confident that we can report preliminary data, and we have come to some conclusion. And we will communicate that at AACR. Operator Our next question comes from Alethia Young with Cantor Fitzgerald. Emily Claudia Bodnar - Cantor Fitzgerald & Co., Research Division - Research Analyst This is Emily on for Alethia. Congrats on the progress. I was wondering if the FDA has already begun doing international inspections. Or if May is kind of their assumed time frame for starting those up again. I guess, is there any risk that the May time line could be pushed back? Or is that -- do you feel that that's like a pretty definite time frame? Joseph W. Turgeon - Spectrum Pharmaceuticals, Inc. - President, CEO & Director Yes. Thanks, Emily. I'll answer. First of all, I can't answer in general what the FDA's position is on international inspections. I can only speak for ours. But I can tell you that we've already -- they've already met with Hanmi and our personnel, and they've gone through COVID -- all the procedures with COVID, the way everything is going to be done, and they're all set to come in May. So everything is being set up. So we feel that -- unless something crazy happens, we're looking forward to having the inspection done in May. 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 30, 2021 / 8:30PM, SPPI.OQ - Q4 2020 Spectrum Pharmaceuticals Inc Earnings Call

Operator our next question comes from Ed White with H.C. Wainright. Edward Patrick White - H.C. Wainwright & Co, LLC, Research Division - MD of Equity Research & Senior Healthcare Analyst So as far as pozi goes in -- how should we be thinking about EGFR exon 20 mutations? With the BID dosing, is there a potential to readdress this market and perhaps develop a new study or expand the cohort 5 to focus on EGFR alone? Francois J. Lebel - Spectrum Pharmaceuticals, Inc. - Executive VP & Chief Medical Officer Yes, Ed, Francois. So very good question. As you know, obviously, we met the primary endpoint cohort 2 on HER2 second line. But we have shown consistently across the other cohorts, although cohorts 1 and 3 have not met primary endpoint, we showed pretty significant clinical activity there nonetheless. So yes, we are reexamining cohort 5, was enrolling patients that were EGFR and HER2 or -- I'm sorry, not and, but either one. And we will present data at AACR, the majority of which will actually come from EGFR patients. So we'll be reporting and making comments on the various dosing strategy and their general impact. Obviously, as I said, the data is fresh off the press. So it's going to be preliminary. But nevertheless, I think it will be very important. Edward Patrick White - H.C. Wainwright & Co, LLC, Research Division - MD of Equity Research & Senior Healthcare Analyst Okay. And then perhaps a question for Kurt. How should we be thinking about SG&A and R&D expenses going forward? As you mentioned, there were a lot of onetime factors in the fourth quarter numbers. So I'm just wondering how we should be thinking about SG&A and R&D costs going forward throughout 2021. And then it seems that Tom is going to hire the bulk of the sales force once you get approval so -- for ROLONTIS. I just want to make sure I heard that correctly. Kurt A. Gustafson - Spectrum Pharmaceuticals, Inc. - Executive VP & CFO Yes. No. So I guess the guidance I would give you on SG&A costs, Ed, would be if you just take a look at historically, we've been pretty consistent around that $15 million number. Now that number per quarter, right? So that number will go up slightly as we hire additional sales folks. But this is not a big sales team, so it's not going to be a dramatic increase but there will be marketing costs as well. So that will go up as we move into kind of the actual launch period for ROLONTIS. With regards to R&D, that number can be -- it can bounce around a little bit depending on whether or not we're buying inventory. As you recall, when we purchased pre-approval inventory, that's classified as an R&D cost. And so when we take possession of that material, that can kind of bump the numbers up and down. When we sell it, it will come out as a 0 cost of goods sold eventually. Post approval, those costs would be booked as inventory. So you might actually see R&D cost for that perspective go down. So I think you can go back and take a look, just in general. If you average over the previous quarters, it can give you a good signal for kind of a longer period of time. But quarter-to-quarter, it could bounce around a little bit. Edward Patrick White - H.C. Wainwright & Co, LLC, Research Division - MD of Equity Research & Senior Healthcare Analyst Okay. And Kurt, one last question on the ATM. You had a $21 million raise, thus far, this year. What was the number of shares that were issued associated with that $21 million raise? 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 30, 2021 / 8:30PM, SPPI.OQ - Q4 2020 Spectrum Pharmaceuticals Inc Earnings Call

Kurt A. Gustafson - Spectrum Pharmaceuticals, Inc. - Executive VP & CFO Ed, I'm going to have to go back and look my recollection. It was right around 5.5 million shares. But let me -- we'll report those numbers in the 10-K tomorrow. Operator Our next question comes from Mayank Mamtani with B. Riley Securities. Unidentified Analyst This is [Paul Hikai] on for Mayank. Congrats on all the progress in the quarter. Just a couple of brief questions from us. Maybe first relating to the data expected at AACR from the ZENITH20 cohorts. Any dosing info, both on the efficacy and sort of safety and tolerability side that might be relevant to include in the ongoing NDA submission as it relates to cohort 2? Is this some data that the agency may benefit from? And then just a brief question on the same-day dosing trial afterwards. Francois J. Lebel - Spectrum Pharmaceuticals, Inc. - Executive VP & Chief Medical Officer Sure. So yes. Look, the NDA and the discussion we've had so far with the FDA is it relates to cohort 2. And as you know, cohort 2 was done with 16-milligram per day, and we met the prespecified endpoint, actually exceeded it a little bit. So that's going to be the focus of the submission. Now when you do a submission, you have to provide the FDA essentially complete information about what you know about the drug, safety, efficacy, et cetera, including a section called dose justification. So obviously, we're going to be providing them additional information on some of our findings with BID dosing. And as you know, we've presented before at ESMO just recently that the BID dosing actually had a positive impact and signal about better antitumor activity, but also pretty significant reduction in adverse events. So we'll definitely see the information, and we'll have good discussion, but the core of the submission is cohort 2. Unidentified Analyst Great. That's very helpful. And then as you think about the same-day dosing trial with ROLONTIS, can you talk about in the context of the expanded enrollment, how you think about the path forward? Francois J. Lebel - Spectrum Pharmaceuticals, Inc. - Executive VP & Chief Medical Officer Sure. So we -- the expansion to 15 patients, we fundamentally want to confirm the same safety profile we saw at 30 minutes, which was not dramatically different from the large pivotal trial we had done when we gave the drug 24 hours later. And we want to make sure that the attributes that we're seeing there, meaning the more rapid recovery from neutropenia, is seen as well. So if all those things are seen, we probably would engage in a discussion with the FDA to the path forward. We have developed some plan, but I don't want to go in detail now until we do the next step of expanding to 15 and then talking to the FDA. Unidentified Analyst Got it. All right. And very much look forward to the data at AACR. Congrats on the progress. Kurt A. Gustafson - Spectrum Pharmaceuticals, Inc. - Executive VP & CFO Operator, if you can hold on 1 second. I looked up your number, if you're still on the line, it was 5.7 million shares that were issued in the quarter. You can continue, operator. 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 30, 2021 / 8:30PM, SPPI.OQ - Q4 2020 Spectrum Pharmaceuticals Inc Earnings Call

Operator Our next question comes from Ren Benjamin with JMP Securities. Reni John Benjamin - JMP Securities LLC, Research Division - MD & Equity Research Analyst Congrats on the quarter as well. Great to see that the inspection is moving forward and it's coming up. I guess based on the comments that were made, I just want to confirm, about a month after the inspection is done, we expect to have an FDA decision. I just want to make sure I heard that right. And after the decision is made, right, and presumably in approval, can you just talk a little bit about how long after we could have the launch because I'm thinking that it could be kind of a staggered launch as salespeople are hired that they kind of get going? Or do you have to wait for all 60 to kind of be on board before we can really start thinking about revenues? And should we be thinking about revenues in the third quarter, fourth quarter? How should we be seeing this rollout occur? Joseph W. Turgeon - Spectrum Pharmaceuticals, Inc. - President, CEO & Director Yes. Ren, this is Joe. I'm going to start, and I'm going to let Tom comment more on the launch itself and the timing of revenues, et cetera. To answer your first part of your question on clarity. Generically, we said we don't know the exact time, but it usually takes about a month or so, and that's what we're saying. So we don't know for sure when the agency will get back to us. But I want to stress, we feel, and that's what been indicated to us, that's the last step in the procedure here because we didn't get a CRL back in when we get the deferral. So we hope this is the last -- and we assume this is the last piece. There's no other thing to do after that. So that's why we said about a month. That's just speaking generically from other drugs, and I hope that helps on that other drug approvals. Now Tom, why don't you walk them through the -- on the timing of what's happening in the launch? Thomas J. Riga - Spectrum Pharmaceuticals, Inc. - Executive VP, COO & Chief Commercial Officer Sure, Ren. I think just by way of reminder, we have approximately 25 of the 60 FTEs on board today. So the hiring will be triggered upon a successful pre-approval inspection, and we'll bring those folks on board. So if you're thinking about approval plus, you begin demand generation with the leadership team, all contract rollouts and beginning to engage customers in pretty short order post approval. You would then have certifications, training and customary things like license number being affixed to the syringes, final PIs being printed. I think in line with biologics, you think about 4 to 8 weeks post approval for product in channel and real demand generation to be filled is kind of how we're thinking about that. Reni John Benjamin - JMP Securities LLC, Research Division - MD & Equity Research Analyst Got it. And can you remind me, Tom, the discussions you've been having regarding reimbursement? Because it's not a biosimilar. You're differentiated. Can you just remind us kind of where you are, what's that? Thomas J. Riga - Spectrum Pharmaceuticals, Inc. - Executive VP, COO & Chief Commercial Officer Yes. So we have been very active, and the final approval and label will trigger the submission to CMS. So the initial launch would be with the miscellaneous J99 code. And then you'd figure in the neighborhood of a quarter, depending on the actual timing, there are timing windows. CMS has shortened those windows of what they used to be. But depending on the actual timing of approval, you would then launch with a miscellaneous J code. Customers would have -- we would extend dating terms for miscellaneous J codes. And then CMS would issue a permanent J code that is independent for ROLONTIS as a BLA product. We would be in unilateral control of our own discounts, rebates and reporting to CMS. And ultimately, the reimbursement of the product would not be contingent upon anybody else's activity other than ours. And I think at the end of the day, what that equates to is stability and predictability at the customer level for how they should be thinking about reimbursement. So when we look at this, 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 30, 2021 / 8:30PM, SPPI.OQ - Q4 2020 Spectrum Pharmaceuticals Inc Earnings Call

we think it's a real advantage at a time when there is a fair amount of chaos in a very significant market within white cell GCSF, and we think it gives us a unique opportunity to both be competitive and offer physicians an alternative choice. Reni John Benjamin - JMP Securities LLC, Research Division - MD & Equity Research Analyst Got it. Perfect. And then just one question on the same dosing. We have the expansion for 15 patients. When -- I guess, how quickly do you think we could get those patients? And I guess it's just going back to the previous -- previous question. But if we expect, let's say, those results, I'm going to say within 6 months or so, correct me if my timing is off, it seems like you might be able to go with that straight to the FDA to come up with some sort of a -- maybe a little bit of a larger study, maybe a bridging study? Or do you think you might be able to actually modify the label according to these -- just these limited number of patients? Francois J. Lebel - Spectrum Pharmaceuticals, Inc. - Executive VP & Chief Medical Officer Yes. So it's François. I'll take that one. So I just want to be clear that the initial filing and the BLA that's under review, where we're talking that the last step is the inspection, at least we believe so. So we don't have anything about same-day dosing in that potential approval in near term. Now as soon as we go through the expansion, get the data, if it confirms what we saw earlier and it really, truly -- there is an attribute of our product that because it's novel, it has meaningful difference from some of the biosimilar or the originator in the sense that it has different kinetics and especially different pharmacodynamics, it stays in the marrow longer. So all these attributes make it a little different here. And its behavior from the others. And so those elements would have to be discussed with the FDA as to what is the next step. And depending on the strength, the signal we see and the expansion, that's really going to affect our design of the next study. And I wish I could tell you more now, but unfortunately, we're going to have to wait to get those results. We think, by the way, that we should be able to recruit those patients quite rapidly. We don't expect a protracted long or difficult recruitment. Reni John Benjamin - JMP Securities LLC, Research Division - MD & Equity Research Analyst Got it. Okay. I guess just one final question for you, it's probably for you, François. The -- we have cohort 5, the various dosing schedules. I guess I'm trying to understand what are the next steps? Like let's say we decide, okay, look, 8 mgs, BID looks really good based on these expanded number of patients. Kind of what happens at that point? Do we just kind of leave it out there as a published manuscript and once pozi gets approved for HER2 patients, HER2 exon 20 patients, physicians can utilize the literature and kind of modify it themselves? Or do you feel that you know what, you really want to get out there, expanded that dosing schedule to EGFR, exon 20 insertions as well as maybe get a formal label change by conducting a proper study? Joseph W. Turgeon - Spectrum Pharmaceuticals, Inc. - President, CEO & Director Yes. So look, I don't want to get ahead of myself here in 10 days or so, you're going to see the abstract and then the presentation. So obviously, we need to wait for that. But if we assume that the signal is good against EGFR and continues to be good with HER2, the natural thing that one would do, other than discussing it with the FDA, obviously, would be further expansion of a cohort that looks good, right? That's the normal thing that you would do. The timing, obviously, would be critical. We have to be careful because when you present new data to the FDA, it can change your PDUFA date. So we're going to be very careful and proceed cautiously. But at the same time, we want to share the good data that we think we have and we'll provide you at AACR. And we got fast track designation. There's a reason for that. There's a real medical need here. And pozi certainly appears to have some very good signal in comparison to some of the other drug in development. Operator I'm not showing any further questions at this time. I would now like to turn the call back over to Joe Turgeon for any further remarks. 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 30, 2021 / 8:30PM, SPPI.OQ - Q4 2020 Spectrum Pharmaceuticals Inc Earnings Call

Joseph W. Turgeon - Spectrum Pharmaceuticals, Inc. - President, CEO & Director Thank you, Josh, and I'd like to conclude the call and say thank you for all of the participation and everybody's interest on the call today. I really appreciate it. And I'd like everybody to have a great afternoon, and we'll be speaking in other financial meetings along the way here. So we look forward to presenting at AACR and future data as the year goes out. Thank you very much for your interest. Operator Thank you. Ladies and gentlemen, this concludes today's conference call. Thank you for participating. You may now disconnect. D I S C L A I M E R Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2021, Refinitiv. All Rights Reserved. 14640332-2021-03-30T22:29:08.377 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 30, 2021 / 8:30PM, SPPI.OQ - Q4 2020 Spectrum Pharmaceuticals Inc Earnings Call